Exhibit 10.43

AMENDMENT TO CFO AGREEMENT

This Amendment to CFO Agreement (this “Amendment”) is executed this 11th day of August, 2022 (the “Effective Date”), by and between BioLife4D Corporation, a Delaware corporation (the “Company”) and Wesley Ramjeet (“CFO” and collectively with the Company, the “Parties”).

WHEREAS, the Company and CFO are parties to that certain CFO Agreement, dated February 1, 2022 (the “Agreement”) (all capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Agreement); and

WHEREAS, the Company and CFO desire to amend certain provisions of the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the provisions and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and CFO, intending to be legally bound, hereby agree as follows:

1.	Full-time Availability. The Parties hereby agree that the CFO will be available to provide services to the Company pursuant to the Agreement for 40 hours every week.

2.	Services with Respect to and Certification of Periodic Reports. In addition to the services described in the Agreement, the CFO hereby agrees that he will provide the following services to the Company and certify as to those services in all of the Company’s periodic reports filed with the United States Securities and Exchange Commission (collectively, the “Reports”) as follows:

a.	Review of the Reports;

b.	Determination, based upon knowledge, of whether the Reports contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Reports;

c.	Determination, based upon knowledge, of whether the financial statements, and other financial information included in the Reports, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in the Reports;

d.	Along with the Company CEO, establishing and maintaining disclosure controls and procedures (as defined in Securities Exchange Act of 1934 (the “Exchange Act”), Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the Company and:

i.	Designing such disclosure controls and procedures, or causing such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company, is made known to me by others, particularly during the period in which the Reports are being prepared;

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ii.	Designing such internal control over financial reporting, or causing such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

iii.	Evaluating the effectiveness of the Company’s disclosure controls and procedures and presenting in the Reports my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by the Reports based on such evaluation; and

iv.	Disclosing in the Reports any change in the Company’s internal controls over financial reporting that occurred during the Company’s period covered by the Reports that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and;

e.	Disclosing, based on my most recent evaluation, to the Company’s auditors and the audit committee of the Company’s board of directors (or persons performing the equivalent functions):

i.	All significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

ii.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and

f.	Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), certifying, to my knowledge, that whether the Reports fully comply with the requirements of Section 13(a) or 15(d) of the Exchange Act, and the information contained in the Reports fairly presents, in all material respects, the financial condition and results of operations of the Company.

3.	Force and Effect of Agreement. Except as expressly modified hereby, the Agreement is in all respects ratified and confirmed, and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall be effective upon the Effective Date. From and after the Effective Date, any reference to the Agreement, as the case may be, shall be deemed a reference to the Agreement as amended hereby.

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4.	Counterparts. This Amendment may be executed in one or more counterparts, including facsimile or electronic counterparts, each of which shall be deemed to be an original copy of this Amendment, and all of which, when taken together, shall be deemed to constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF, .tiff or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Amendment by affixing their signatures where indicated below.

COMPANY:		CFO:

BIOLIFE4D CORPORATION

By:	/s/ Steven Morris	By:	/s/ Wesley Ramjeet
Name:	Steven Morris	Name:	Wesley Ramjeet
Its:	Chief Executive Officer

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